UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2011 (October 31, 2011)

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

0-28-44 (Blue Ridge)

24-0854342 (Blue Ridge)

Pennsylvania

0-28-43 (Big Boulder)

24-0822326 (Big Boulder)

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 31, 2011, Blue Ridge Real Estate Company and Big Boulder Corporation (the “Sellers”) entered into two separate Purchase and Sale Agreements (the “Agreements”) with JFBB Ski Areas, Inc., a subsidiary of Peak Resorts, Inc. (the “Buyer”), whereby the Sellers agreed to sell and convey, and the Buyer agreed to purchase and acquire from Sellers, the land known as the Jack Frost Mountain and Big Boulder Ski Areas located in Kidder Township, Carbon County, Pennsylvania (the “Land”) for an aggregate purchase price of $9,000,000 (the “Purchase Price”).

The Agreements provide that Sellers will transfer to Buyer (i) all of their right, title and interest to the Land, (ii) all buildings and other improvements presently erected on the Land, (iii) all rights, privileges, grants and easements appurtenant to Sellers’ interest in the Land, (iv) all personal property, equipment, inventory and fixtures owned by the Sellers located on or at the Land, (v) all leases and other agreements with respect to the use and occupancy of the Land, (vi) all of Sellers’ right and interest in the trademarks, tradenames and logos used in connection with the Land and (vii) all of Sellers’ transferable right and interest in the permits, licenses and similar approvals held by Seller relating to the land (collectively, the “Properties”).  The transfer of the Properties by the Sellers is subject to certain exceptions for, among other things, (i) Sellers’ right title and interest in and to all land lying in the bed of any public or private street, road or alley with respect to the Properties; (ii) permanent, perpetual and assignable easements for the benefit of Sellers and their successors and assigns, for ingress and egress, regress and access to water located in, on and under the Properties, and the right to use all such water; and (iii) free ingress, egress and regress to and from the Properties, and access to and use of all roadways, driveways and access roads subject to a Declarations of Covenants, Easements and Restrictions (the “Declaration”), which Declaration shall run with the land and is to be executed by Sellers and Buyer at closing.

Pursuant to the Agreements, the Buyer is required to pay the Purchase Price by making a $100,000 deposit (the “Escrow Deposit”) into an escrow account immediately upon signing of the Agreements.  The Escrow Deposit is non-refundable except (i) in the event that the Sellers fail to close on the sale of the Properties on or before December 30, 2011, or (ii) as otherwise specified by the Agreements.

The balance of the Purchase Price for the Agreements shall be payable to Sellers at closing.  Closing is to occur no later than seven days after Sellers notify Buyer that they are ready to close, and in any case no later than December 31, 2011.  Proceeds from the sale of the Properties will be used to pay down debt.

The Agreements contain customary representations, warranties and covenants.

Each Agreement provides for certain termination rights for Sellers and Buyer.  Buyer may either request specific performance under or terminate an Agreement: (i) upon a breach of any representation or warranty of Sellers thereunder prior to Closing; (ii) upon the non-performance by the Sellers of any of their covenants and obligations under the Agreement; (iii) if, at closing, title to the Properties is not in the condition required under the Agreement; (iv) upon the non-performance by Seller of the simultaneous closing of the sales of the Properties under both Agreements to Buyer pursuant to the Agreements; or (v) if Sellers affirmatively take any wrongful action which prevents them from conveying title to the Properties in accordance with the Agreement.  If Buyer terminates an Agreement on the occurrence of any of these events, the portion of the Escrow Deposit paid under the Agreement shall be refunded to Buyer.

Sellers may terminate each Agreement upon (i) a breach of any representation or warranty of Buyer thereunder prior to Closing; (ii) the non-performance by the Buyer of any of its covenants and obligations under the Agreement; (iii) Buyer’s failure to remove, at the Buyer’s sole cost and expense, all personal property, equipment, debris and garbage of Buyer located on Sellers’ adjacent properties and failure to restore the adjacent properties to a condition satisfactory to Sellers; (iv) the non-performance by Buyer of the simultaneous closing of the sales of the Properties under both Agreements to Buyer pursuant to the Agreements; or (v) the non-approval by the Sellers’ Boards of Directors of the transactions contemplated by the Agreement.  If Sellers terminate an Agreement on the occurrence of any of these events, Sellers shall retain the portion of the Escrow Deposit paid under the Agreement, less Buyer’s portion of any survey costs.

Under two separate Lease Agreements dated December 1, 2005, as amended, (the “Ski Area Leases”), Buyer currently leases the Land from Sellers and operates the ski facilities.   Seller and Buyer have agreed to terminate the Ski Area Leases at closing, and to enter into separate lease agreements pursuant to which Sellers will lease certain portions of the Land, as set forth in more detail in the Agreements.  In addition, the Agreements provide that Sellers shall have a right of first refusal to purchase the Land following closing.

The foregoing is only a summary of the Agreements and is qualified in its entirety by the text of the Agreements.  You are urged to read the Agreements in their entirety for a more complete description of the terms and conditions of the Agreements.  Copies of the Agreements are attached hereto as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated October 31, 2011, between Blue Ridge Real Estate Company and JFBB Ski Areas, Inc.
10.2	Purchase and Sale Agreement, dated October 31, 2011, between Big Boulder Corporation and JFBB Ski Areas, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: November 4, 2011	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated October 31, 2011, between Blue Ridge Real Estate Company and JFBB Ski Areas, Inc.
10.2	Purchase and Sale Agreement, dated October 31, 2011, between Big Boulder Corporation and JFBB Ski Areas, Inc.